TWELFTH AMENDMENT TO LEASE AGREEMENT

This Twelfth Amendment to Lease Agreement (this "**Amendment**") is between University Research Park, Incorporated, a Wisconsin nonstock corporation ("**Landlord**") and Arrowhead Madison Inc., a Delaware corporation ("**Tenant**") and is dated as of June 11, 2025.

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement concerning approximately 106,690 rentable square feet and located in 500, 502, and 504 South Rosa Road, Madison, WI and dated as of January 8, 2016, as amended by that certain First Amendment to Lease Agreement dated October 22, 2018, that certain Second Amendment to Lease Agreement dated January 10, 2019, that certain Third Amendment to Lease Agreement dated January 11, 2019, that certain Fourth Amendment to Lease Agreement dated September 19, 2019, that certain Fifth Amendment to Lease Agreement dated as of May 14, 2020, that certain Sixth Amendment to Lease Agreement dated as of November 23, 2020, that certain Seventh Amendment to Lease Agreement dated as of December 9, 2020, that certain Eighth Amendment to Lease Agreement dated August 26, 2022, that certain Ninth Amendment to Lease Agreement dated April 3, 2023, that certain Tenth Amendment to Lease Agreement dated June 28, 2023, and that certain Eleventh Amendment to Lease Agreement dated September 13, 2024 (collectively, the "**Original Lease**"). The Original Lease and this Amendment are together referred to herein as the "**Lease**."

B. Landlord and Tenant wish to amend the Lease to establish as more particularly set forth in this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Defined Terms**. Terms that are not defined in this Amendment (including the attached exhibits) but are defined in the Original Lease have the meanings given in the Original Lease.

2. **Amendment of Lease**. The Lease is hereby amended as follows:

   a. 2025 Expansion Premises. Subject to the provisions of this Amendment, effective as of July 1, 2025 (the "**Effective Date**"), the Leased Premises shall be expanded to include the approximately 4,266 rentable square feet of space in the 504 South Rosa Road building commonly known as Suite 201 (the "**2025 Expansion Premises**") as generally depicted on Exhibit A. Subject to all of the terms and conditions of the Lease except for the payment of Base or Additional Rent, Landlord will provide early access to the 2025 Expansion Premises at Tenant's request for the purposes of preparing such space for its business occupancy. Tenant acknowledges and agrees that during the early access period Landlord's contractors may enter the 2025 Expansion Premises for the purpose of performing work related to the Landlord Improvements, described below. Tenant acknowledges and agrees that the mini-split HVAC system located in

the data closet is currently the personal property of a previous tenant, and such equipment shall not be removed or modified without the prior consent of Landlord. Tenant shall provide reasonable access to the 2025 Expansion Premises to the contractors of either Landlord or the previous tenant for its removal.

b. **Base Rent.** Tenant shall begin paying Base Rent related to the 2025 Expansion Premises on or before the Effective Date in the amounts set forth in the Base Rent matrix attached hereto as Exhibit B, together will all other amounts as required by this Lease.

c. **Tenant's Proportionate Share.** Commencing on the Effective Date, Tenant's Proportionate Share will be increased to reflect the addition of the 2025 Expansion Premises, currently estimated to be 74.35%.

d. **Condition of Improvements and Landlord's Improvements.** Following completion of the Landlord Improvements, described below, Tenant accepts the 2025 Expansion Premises in its "As-is, Where-is" condition and acknowledges that Landlord has not made any representation or warranty related thereto, and except for the Landlord Improvements shall not be required to construct, modify, or otherwise improve such space in any manner (excluding Landlord's maintenance, repair, and replacement obligations explicitly set forth in the Lease). Prior to the Effective Date, Landlord shall cause its contractors make the following improvements to the 2025 Expansion Premises: (i) building standard cleaning including carpet cleaning, and (ii) repaint interior walls in a building standard color (collectively, the "**Landlord Improvements**").

e. **Security Deposit.** Prior to the Effective Date, Tenant shall deposit an additional $6,000 with Landlord bringing the total Security Deposit to $213,683.62.

f. **Broker.** The Parties acknowledge and agree that the real estate broker, Cresa, LLC, shall receive a commission of 4% of annual Base Rent due on the 2025 Expansion Premises between July 1, 2025 and September 30, 2031, subject to a separate agreement between Cresa and Landlord.

3. **Effect**. Except as amended by this Amendment, all the terms, covenants, conditions, provisions, and agreements of the Original Lease remain in full force and effect. The provisions of this Amendment supersede and control over any conflicting provisions in the Original Lease.

4. **Estoppel**. Tenant and Landlord hereby represent and warrant that, as of the date hereof (to the best of their actual knowledge with respect to items (b) and (c)), (a) the Lease is in full force and effect and has not been modified or amended, except as set forth herein, (b) neither Tenant nor Landlord is in default under the Lease nor does Tenant or Landlord have any knowledge of any event which with the giving of notice and passage of time would result in a default, and (c) Landlord and Tenant have performed all obligations on each of their respective parts under the

Lease, and neither Party has any claims against the other Party, including any claims of offset against any rent or other sums payable by Tenant under the Lease.

5. **Miscellaneous**. This Amendment, including Exhibits A through C which are incorporated into this Amendment by this reference, and the Lease embodies the entire agreement between the parties as to its subject matter and supersedes any prior discussions with respect thereto. There are no agreements or understandings between the parties with respect to the subject matter of this Amendment not set forth in this Amendment or the Lease. This Amendment cannot be modified except by a writing signed by both parties.

6. **Signing and Delivery**. This Amendment will be effective only when both Landlord and Tenant have signed and delivered it. Landlord's submission of an unsigned copy of this Amendment to Tenant for evaluation, negotiation, or signature by Tenant will not constitute signature of this Amendment by Landlord or otherwise bind Landlord, regardless of whether the cover letter or email transmitting that copy of this Amendment is signed or contains words of approval. This Amendment may be signed in counterparts and, when counterparts of this Amendment have been signed and delivered by the required parties as provided in this section, this Amendment will be fully binding and effective, just as if both of the parties had signed and delivered a single counterpart of this Amendment. Any counterpart transmitted by facsimile or email shall, in all cases, be deemed an original signature.

[*Remainder of page intentionally blank. Signatures on following page.*]

IN WITNESS WHEREOF, this Amendment to Lease is signed by the parties as of the date set forth above.

Landlord:

UNIVERSITY RESEARCH PARK, INCORPORATED

By: ______________________
Aaron Olver, Assistant Secretary/Treasurer

Tenant:

ARROWHEAD MADISON INC.

By: Signed by: Christopher Anzalone AFAD2C99ACF34E1...
Christopher Anzalone, President & CEO

The undersigned Guarantor consents to the terms of this Amendment to Lease Agreement and agrees that, except as limited by the First Amendment to Lease Agreement dated October 22, 2018 with respect to that portion of the guaranty related to the Note (as defined in the First Amendment), the Guaranty Agreement dated January 8, 2016 remains in full force and effect (and to the extent previously terminated, is hereby reinstated) with respect to the full, and prompt payment and performance of all obligations of Tenant under the Lease, including, without limitation, as amended pursuant to this Amendment to Lease Agreement.

ARROWHEAD PHARMACEUTICALS, INC.
(f/k/a ARROWHEAD RESEARCH CORPORATION)

By: Signed by: Christopher Anzalone AFAD2C99ACF34E1...
Christopher Anzalone, President & CEO

EXHIBIT A

2025 Expansion Premises


504 SUITE

EXHIBIT B

Base Rent Matrix

The following Base Rent matrix lists only that portion of Base Rent due for the 2025 Expansion Premises.

BASE RENT MATRIX

	Term	2025 Expansion Premises Monthly Base Rent Due
	July 1, 2025 – September 30, 2025	$6,000
	October 1, 2025 – September 30, 2026	$6,150
	October 1, 2026 – September 30, 2027	$6,304
	October 1, 2027 – September 30, 2028	$6,462
	October 1, 2028 – September 30, 2029	$6,624
	October 1, 2029 – September 30, 2030	$6,790
	October 1, 2030 – September 30, 2031	$6,960
Optional Extension #1 (5 years)	October 1, 2031 – September 30, 2032	$7,134
	October 1, 2032 – September 30, 2033	$7,312
	October 1, 2033 – September 30, 2034	$7,495
	October 1, 2034 – September 30, 2035	$7,683
	October 1, 2035 – September 30, 2036	$7,875
Optional Extension #2 (5 years)	October 1, 2036 – September 30, 2037	$8,071
	October 1, 2037 – September 30, 2038	$8,273
	October 1, 2038 – September 30, 2039	$8,480
	October 1, 2039 – September 30, 2040	$8,692
	October 1, 2040 – September 30, 2041	$8,909